UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Stewart Avenue, Suite 200 Garden City, New York	11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2022, ProPhase Labs, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among the Company and Stella Diagnostics Inc. (“Stella”) and Stella DX, LLC (“Stella DX” and, together with Stella, the “Sellers”), pursuant to which the Company will purchase all of the assets, rights and interests of the Sellers and their affiliates pertaining to the Sellers’ BE-Smart Esophageal Pre-Cancer diagnostic screening test and certain clinical assets, including all intellectual property rights (the “Purchased Assets”).

As consideration for the Purchased Assets, at the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement (collectively, the “Transaction”), the Company will (i) pay to the Sellers $3,486,000 in cash, minus (a) the Secured Note Amount, if any, (b) the Liability Payoff Amount and (c) the Promissory Note Payoff Amounts (each as defined in the Purchase Agreement), and (ii) issue to Stella DX 100,000 shares of common stock, par value $0.0005 per share, of the Company (the “Closing Shares”). The Closing is expected to occur in early January 2023.

Pursuant to the terms of the Purchase Agreement, Stella DX will enter into a lock-up agreement with respect to the Closing Shares it receives, whereby it agrees (i) not to sell or engage in any Prohibited Transaction (as defined in the lock-up agreement) involving the Closing Shares for a period of 12-months following the Closing (the “Lock-Up Period”) and (ii) not to engage in any Prohibited Transaction involving more than 10% of the daily trading volume of the Company’s shares on the applicable stock exchange during any 45-day period following the Lock-Up Period. The Closing Shares will also be subject to a right of first refusal of the Company.

In addition to the consideration payable by the Company to the Sellers at the Closing, the Company will also be required to issue to Stella DX a number of shares of Company common stock with an aggregate value of $2 million (the “Milestone Shares”) following the date on which the Company’s receipt of gross revenue from sales of product related to the Purchased Assets by the Company, or any sub-licensee, meets or exceeds $5 million in the aggregate (the “Commercialization Event”); provided the Commercialization Event occurs within five years of the Closing. The number of Milestone Shares issuable to Stella DX following the Commercialization Event will be determined based on the 10-day average closing price of the Company’s common stock during the 10 trading days immediately preceding and including the date on which the Company’s receipt of gross revenue meets or exceeds $4 million in the aggregate. The Milestone Shares, if issued to Stella DX, will be subject to a right of first refusal of the Company.

The Company is also required to pay to the Sellers for each of the seven calendar years (each, an “Annual Period”) during the seven year period commencing on the first day of the calendar year following the date of the Commercialization Event, a non-refundable, non-creditable royalty of 5% of the Adjusted Gross Margin (as defined in the Purchase Agreement) for such Annual Period

The Purchase Agreement includes customary representations and warranties from the Sellers to the Company concerning, among other matters, their business, operations, organization, authorization, financial statements and indebtedness, title to Purchased Assets, tax matters, intellectual property and litigation. The Company also made certain limited representations to the Sellers regarding, among other matters, its organization, authorization and sufficiency of funds.

The representations and warranties included in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement for the purpose of allocating contractual risk between those parties and do not establish such matters as facts. The representation and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of the Company.

The Purchase Agreement also includes customary pre-closing covenants and restrictive covenants from the Sellers, including non-compete, non-solicitation, non-disparagement, confidentiality and cooperation covenants.

The Closing is subject to customary closing conditions, including the receipt of all required approvals, consents and waivers, including the requisite approval by the stockholders of Stella, the absence of legal restraints or proceedings, the receipt of all required ancillary documents, and the absence of any Material Adverse Effect (as defined in the Purchase Agreement). Each party’s obligation to consummate the Transactions is also subject to the accuracy of the representations and warranties of the other parties (subject to certain exceptions), the performance in all material respects of the other parties’ respective covenants under the Purchase Agreement.

The Purchase Agreement may be terminated by the mutual written consent of the parties to the Purchase Agreement. It may also be terminated by the Company or the Sellers due to the other party’s material breach or failure to satisfy any of the Closing conditions (which breach or failure is incurable under the terms of the Purchase Agreement), or in the event that the consummation of the Transaction would otherwise be prohibited by law or any governmental entity.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Closing Shares and the Milestone Shares in connection with the Transaction is incorporated by reference herein.

The Closing Shares and the Milestone Shares will not to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

Item 7.01. Regulation FD Disclosure.

On December 19, 2022, the Company issued a press release announcing the Transaction described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act, unless specifically identified therein as being incorporated by reference therein. The furnishing of the information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is not intended to, and does not, constitute a determination or admission by the Company that such information is material, or that investors should consider such information before making an investment or voting decision with respect to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Asset Purchase Agreement by and among Stella Diagnostics Inc., Stella DX, LLC and ProPhase Labs, Inc., dated December 15, 2022

99.1	Press Release dated December 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

	By:	/s/ Monica Brady
Monica Brady
Chief Accounting Officer

Date: December 20, 2022